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                                                                    EXHIBIT 10.1

SALOMON BROTHERS INC
8700 SEARS TOWER                                                    July 9, 1997
CHICAGO, ILLINOIS 60606

Gentlemen:

In connection with your engagement to assist us with the evaluation of strategic alternatives for the Company including modifications or future additions to such engagement and related activities prior to this date, we agree that we will indemnify and hold harmless you and your affiliates, any director, officer, agent or employee of you or any of your affiliates and each other person, if any, controlling you or any of your affiliates (hereinafter collectively referred to as "you" and "your"), to the full extent lawful, from and against, and that you shall have no liability to us or our owners, parents, creditors or security holders for, any losses, expenses, claims or proceedings including actions brought by us or on our behalf (hereinafter collectively referred to as "losses"), (i) related to or arising out of (A) oral or written information provided by us, our employees or our other agents, which either we or you provide to any actual or potential buyers, sellers, investors or offerees, or (B) other action or failure to act by us, our employees or our other agents or by you at our request or with our consent, or (ii) otherwise related to or arising out of such engagement or any transaction or conduct in connection therewith except that this clause (ii) shall not apply with respect to any losses that are finally judicially determined to have resulted primarily from your bad faith or negligence.

In the event that the foregoing indemnity is unavailable to you for any reason, we agree to contribute to any losses related to or arising out of such engagement or any transaction or conduct in connection therewith. For such losses referred to in clause (i) of the preceding paragraph, each of us shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by you and by us from the actual or proposed transaction giving rise to such engagement; provided, however, that you shall not be responsible for any amounts in excess of the amount of the benefits received (or anticipated to be received) by you. For any other losses, or for losses referred to in clause (i) if the allocation provided by the immediately preceding sentence is unavailable for any reason, each of us shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of us in connection with the statements, omissions or other conduct which resulted in such losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by us shall be deemed to be equal to the aggregate cash consideration and value of securities or any other property payable, exchangeable or transferable in such transaction or proposed transaction, and benefits received by you shall be deemed to be equal to the compensation payable by us to you in connection with such engagement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by us or other conduct by us (or our employees or other agents) on the one hand or by you on the other hand. You and we agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

We agree that we will not, without the prior written consent of Salomon Brothers Inc, settle any pending or threatened claim or proceeding related to or arising out of such engagement or transactions or conduct in connection therewith (whether or not you are a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing you from and holding you harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or any transaction or conduct in connection therewith. We will also promptly reimburse you for all expenses (including counsel fees) as they are incurred by you in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not you are a party to such claim or proceeding) or in enforcing this agreement.


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The foregoing agreement shall be in addition to any rights that you may have at common law or otherwise. Solely for purposes of enforcing this agreement, we hereby consent to personal jurisdiction, service and venue in any court in which any claim or proceeding which is subject to this agreement is brought against you. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR
PROCEEDING RELATED TO OR ARISING OUT OF SUCH ENGAGEMENT, ANY TRANSACTION OR CONDUCT IN CONNECTION THEREWITH OR THIS AGREEMENT IS WAIVED. This agreement shall remain in full force and effect following the completion or termination of such engagement.


Agreed:                                  Very truly yours,

                                         U.S. CAN CORPORATION
SALOMON BROTHERS INC


By:    /s/ Charles Bobrinskoy            By:    /s/ Timothy W. Stonich
       ----------------------                   --------------------------------
                                         Name:  Timothy W. Stonich
                                                --------------------------------
                                         Title: Executive Vice President and CFO
                                                --------------------------------





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